Bloom Energy Reports Fourth Quarter and Full Year 2024 Financial Results with Record Full Year Revenues

SAN JOSE, Calif., February 27, 2025 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the fourth quarter and the full year ended December 31, 2024. The company had record revenue of $1.47 billion for the full year driven by continued growth in product and service revenue.

Fourth Quarter Highlights

•Revenue of $572.4 million in the fourth quarter of 2024, an increase of 60.4% compared to $356.9 million in the fourth quarter of 2023. Product and service revenue of $525.5 million in the fourth quarter of 2024, an increase of 67.2% compared to $314.4 million in the fourth quarter of 2023.
•Gross margin of 38.3% in the fourth quarter of 2024, an increase of 12.4 percentage points year-over-year; Non-GAAP gross margin of 39.3% in the fourth quarter of 2024, an increase of 11.9 percentage points year-over-year.
•Operating income of $104.7 million in the fourth quarter of 2024, an increase of $91.8 million year-over-year; Non-GAAP operating income of $133.4 million in the fourth quarter of 2024, an increase of $106.0 million year-over-year.
•Generated $484.2 million cash flow from operating activities.

Total Year Highlights

•Revenue of $1,473.9 million in 2024, an increase of 10.5% compared to $1,333.5 million in 2023. Product and service revenue of $1,298.7 million in 2024, an increase of 12.1% compared to $1,158.3 million in 2023.
•Gross margin of 27.5% in 2024, an increase of 12.6 percentage points compared to 14.8% in 2023.
•Non-GAAP gross margin of 28.7% in 2024, an increase of 2.9 percentage points compared to 25.8% in 2023.
•Operating income of $22.9 million in 2024, an improvement of $231.8 million compared to operating loss of $208.9 million in 2023.
•Non-GAAP operating income of $107.6 million in 2024, an increase of $88.4 million compared to $19.2 million in 2023.
•Generated $92.0 million cash flow from operating activities.

KR Sridhar, Founder, Chairman, and CEO of Bloom Energy said, “We are the solution of choice for powering AI, whether that’s large data centers that need reliable power now, or businesses that are going to use AI for productivity gains. Our proven solution is ready to be deployed at GW scale starting this year.”

Dan Berenbaum, CFO of Bloom Energy added, “As expected, we closed 2024 with record quarterly results. We expect our commercial momentum to continue into 2025 and beyond. For 2025, at the mid-point of our guidance, we expect revenue to grow 19% year-over-year. We will continue to prudently invest to support accelerating growth, while at the same time increasing profitability and focusing on generating positive cash flow.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q4'24	Q3'24	Q4'23	2024	2023
Revenue	$572,393	$330,399	$356,917	$1,473,856	$1,333,470
Cost of Revenue	353,076	251,665	264,526	1,069,208	1,135,676
Gross Profit	219,317	78,734	92,391	404,648	197,794
Gross Margin	38.3%	23.8%	25.9%	27.5%	14.8%
Operating Expenses	114,611	88,385	79,452	381,739	406,701
Operating Income (Loss)	104,706	(9,651)	12,939	22,909	(208,907)
Operating Margin	18.3%	(2.9)%	3.6%	1.6%	(15.7)%
Non-operating Expenses (Income)	(89)	5,060	8,428	52,136	93,209
Net (Loss) Profit to Common Stockholders	$104,795	$(14,711)	$4,511	$(29,227)	$(302,116)
GAAP EPS, Basic	$0.46	$(0.06)	$0.02	$(0.13)	$(1.42)
GAAP EPS, Diluted	$0.38	$(0.06)	$0.02	$(0.13)	$(1.42)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q4'24	Q3'24	Q4'23	2024	2023
Revenue	$572,393	$330,399	$356,917	$1,473,856	$1,333,470
Cost of Revenue	347,299	247,066	259,138	1,051,047	989,464
Gross Profit	225,094	83,332	97,779	422,809	344,006
Gross Margin	39.3%	25.2%	27.4%	28.7%	25.8%
Operating Expenses	91,672	75,229	70,368	315,207	324,825
Operating Income	133,422	8,104	27,411	107,602	19,181
Operating Margin	23.3%	2.5%	7.7%	7.3%	1.4%
EBITDA	$147,316	$21,344	$39,760	$160,651	$81,791
Non-GAAP EPS, Basic	$0.52	$(0.01)	$0.09	$0.28	$(0.10)
Non-GAAP EPS, Diluted	$0.43	$(0.01)	$0.07	$0.28	$(0.10)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom provides outlook for the full-year 2025:

•Revenue:                             $1.65B - $1.85B
•Non-GAAP Gross Margin:                        ~29%
•Non-GAAP Operating Income:                  $135M - $165M

Conference Call Details

Bloom will host a conference call today, February 27, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 5744085.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2025 outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their power needs. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon electricity today and a net-zero future. For more information, visit www.BloomEnergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy solutions; and Bloom’s 2025 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; impact of the Inflation Reduction Act of 2022 (the "IRA"), including expiration of the Investment Tax Credit ("ITC") with respect to fuel cells running on non-zero carbon fuels and transferability of tax credits on our business; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers, including inventories with distributors; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 15, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, as filed with the SEC on May 9, 2024, August 8, 2024, and November 7, 2024, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen press@bloomenergy.com
Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents[1]	$802,851	$664,593
Restricted cash[1]	110,622	46,821
Accounts receivable, less allowance for credit losses of $119 as of December 31, 2024, and 2023[1,2]	335,841	340,740
Contract assets[3]	145,162	41,366
Inventories[1]	544,656	502,515
Deferred cost of revenue[4]	58,792	45,984
Prepaid expenses and other current assets[1,5]	46,203	51,148
Total current assets	2,044,127	1,693,167
Property, plant and equipment, net[1]	403,475	493,352
Operating lease right-of-use assets[1,6]	122,489	139,732
Restricted cash[1]	37,498	33,764
Deferred cost of revenue	3,629	3,454
Other long-term assets[1,7]	46,136	50,208
Total assets	$2,657,354	$2,413,677
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,8]	$92,704	$132,078
Accrued warranty[9]	16,559	19,326
Accrued expenses and other current liabilities[1,10]	138,450	130,879
Deferred revenue and customer deposits[1,11]	243,314	128,922
Operating lease liabilities[1,12]	19,642	20,245
Financing obligations	11,704	38,972
Recourse debt	114,385	—
Total current liabilities	636,758	470,422
Deferred revenue and customer deposits[1,13]	43,105	19,140
Operating lease liabilities[1,14]	124,523	141,939
Financing obligations	244,132	405,824
Recourse debt	1,010,350	842,006
Non-recourse debt[1,15]	4,057	4,627
Other long-term liabilities	9,213	9,049
Total liabilities	$2,072,138	$1,893,007
Commitments and contingencies

	December 31,
	2024	2023
Stockholders’ equity:
Common stock: 0.0001 par value; Class A shares — 600,000,000 shares and 600,000,000 shares authorized, and 229,142,474 shares and 224,717,533 shares issued and outstanding, and Class B shares — 470,092,742 shares and 600,000,000 shares authorized, and no shares issued and outstanding at December 31, 2024, and 2023, respectively.	23	21
Additional paid-in capital	4,462,659	4,370,343
Accumulated other comprehensive loss	(2,593)	(1,687)
Accumulated deficit	(3,897,618)	(3,866,599)
Total equity attributable to common stockholders	562,471	502,078
Noncontrolling interest	22,745	18,592
Total stockholders’ equity	$585,216	$520,670
Total liabilities and stockholders’ equity	$2,657,354	$2,413,677

1 We have variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $93.5 million and $262.0 million as of December 31, 2024, and 2023, respectively.
3 Including amounts from related parties of $0.8 million and $6.9 million as of December 31, 2024, and 2023, respectively.
4 Including amounts from related parties of $0.9 million as of December 31, 2023. There were no related party balances as of December 31, 2024.
5 Including amounts from related parties of $1.2 million and $2.3 million as of December 31, 2024, and 2023, respectively.
6 Including amounts from related parties of $1.4 million and $2.0 million as of December 31, 2024, and 2023, respectively.
7 Including amounts from related parties of $8.8 million and $9.1 million as of December 31, 2024, and 2023, respectively.
8 Including amounts from related parties of $0.1 million as of December 31, 2023. There were no related party balances as of December 31, 2024.
9 Including amounts from related parties of $1.2 million and $1.3 million as of December 31, 2024, and 2023, respectively.
10 Including amounts from related parties of $4.0 million and $3.4 million as of December 31, 2024, and 2023, respectively.
11 Including amounts from related parties of $8.9 million and $1.7 million as of December 31, 2024, and 2023, respectively.
12 Including amounts from related parties of $0.4 million and $0.4 million as of December 31, 2024, and 2023, respectively.
13 Including amounts from related parties of $3.3 million and $6.7 million as of December 31, 2024, and 2023, respectively.
14 Including amounts from related parties of $1.0 million and $1.6 million as of December 31, 2024, and 2023, respectively.
15 Including amounts from related parties of $4.1 million and $4.6 million as of December 31, 2024, and 2023, respectively.

Consolidated Statements of Operations
(in thousands, except per share data)

	Q4'24	Q3'24	Q4'23	2024	2023

Revenue:
Product	$471,711	$233,770	$261,819	$1,085,153	$975,245
Installation	36,089	32,052	26,033	122,318	92,796
Service	53,790	50,761	52,569	213,542	183,065
Electricity	10,803	13,816	16,496	52,843	82,364
Total revenue[1]	572,393	330,399	356,917	1,473,856	1,333,470
Cost of revenue:
Product	253,634	155,124	172,514	685,847	630,105
Installation	34,107	35,688	27,854	129,446	105,735
Service	54,691	51,363	55,050	214,961	220,927
Electricity	10,644	9,490	9,108	38,954	178,909
Total cost of revenue[2]	353,076	251,665	264,526	1,069,208	1,135,676
Gross profit	219,317	78,734	92,391	404,648	197,794
Operating expenses:
Research and development	39,465	36,315	33,556	148,629	155,865
Sales and marketing	21,838	14,667	16,026	68,005	89,961
General and administrative[3]	53,308	37,403	29,871	165,105	160,875
Total operating expenses	114,611	88,385	79,452	381,739	406,701
Income (loss) from operations	104,706	(9,651)	12,939	22,909	(208,907)
Interest income	4,925	6,456	6,114	25,342	19,885
Interest expense[4]	(15,951)	(16,763)	(14,563)	(62,636)	(108,299)
Other income (expense), net	12,237	5,821	867	15,904	(2,793)
Loss on extinguishment of debt	—	—	—	(27,182)	(4,288)
Loss on revaluation of embedded derivatives	(378)	(386)	(428)	(694)	(1,641)
(Loss) profit before income taxes	105,539	(14,523)	4,930	(26,357)	(306,043)
Income tax provision	382	109	811	846	1,894
Net (loss) profit	105,157	(14,632)	4,117	(27,203)	(307,937)
Less: Net income (loss) attributable to noncontrolling interest	362	79	(394)	2,024	(5,821)
Net (loss) income attributable to common stockholders	$104,795	$(14,711)	$4,511	$(29,227)	$(302,116)
Net (loss) earnings per share available to common stockholders, basic	$0.46	$(0.06)	$0.02	$(0.13)	$(1.42)
Net (loss) earnings per share available to common stockholders, diluted	$0.38	$(0.06)	$0.02	$(0.13)	$(1.42)
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, basic	228,728	227,957	224,204	227,365	212,681
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, diluted	294,429	227,957	274,366	227,365	212,681

1 Including related party revenue of $3.0 million, $126.6 million and $126.2 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and $338.6 million and $487.2 million for the years ended December 31, 2024, and 2023, respectively.

2 Including related party cost of revenue of $0.1 million for the three months ended December 31, 2024, and of $0.2 million and $0.1 million for the years ended December 31, 2024, and 2023, respectively. There was no related party cost of revenue for the three months ended September 30, 2024, and December 31, 2023.
3 Including related party general and administrative expenses of $0.2 million, $0.2 million, and $0.2 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and $0.7 million and $0.8 million for the years ended December 31, 2024, and 2023, respectively.
4 Including related party interest expenses of $0.1 million, $0.1 million and $0.1 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and $0.2 million and $0.1 million for the years ended December 31, 2024, and 2023, respectively.

Consolidated Statement of Cash Flows
(in thousands)

	Q4'24	Q3'24	Q4'23	2024	2023
Cash flows from operating activities:
Net profit (loss)	$105,157	$(14,632)	$4,117	$(27,203)	$(307,937)
Adjustments to reconcile net (loss) profit to net cash provided by (used in) operating activities:
Depreciation and amortization	13,893	13,240	12,349	53,048	62,609
Non-cash lease expense	8,792	9,175	9,079	35,898	33,619
Loss (gain) on disposal of property, plant and equipment	193	(17)	234	161	411
Revaluation of derivative contracts	378	386	428	694	1,641
Impairment of assets	—	—	—	—	130,088
Derecognition of loan commitment asset related to SK ecoplant Second Tranche Closing	—	—	—	—	52,792
Stock-based compensation expense	27,408	17,689	7,320	82,424	84,480
Amortization of debt issuance costs	1,861	1,862	1,472	6,797	4,772
Loss on extinguishment of debt	—	—	—	27,182	4,288
Net (gain) loss on failed sale-and-leaseback transactions	(12,387)	(5,003)	403	(17,390)	403
Unrealized foreign currency exchange loss (gain)	3,698	(1,496)	(2,411)	3,756	618
Other	54	105	1	69	47
Changes in operating assets and liabilities:
Accounts receivable[1]	257,469	(67,064)	(6,037)	7,133	(89,888)
Contract assets[2]	(24,088)	(30,687)	102,509	(103,796)	5,361
Inventories	38,717	(64,141)	(25,374)	(44,527)	(231,689)
Deferred cost of revenue[3]	(18,275)	7,796	17,569	(13,070)	1,655
Prepaid expenses and other assets[4]	1,460	(8,716)	15,095	3,790	(5,754)
Other long-term assets[5]	3,381	4,646	(17,000)	4,072	(3,366)
Operating lease right-of-use assets and operating lease liabilities	(9,327)	(9,325)	(8,922)	(36,675)	(32,801)
Financing lease liabilities	1,151	173	104	1,644	1,011
Accounts payable[6]	(35,262)	23,882	(23,385)	(36,629)	(29,080)
Accrued warranty[7]	1,550	2,621	2,789	(2,767)	1,994
Accrued expenses and other liabilities[8]	8,050	13,819	17,152	8,662	(13,785)
Deferred revenue and customer deposits[9]	111,078	36,231	14,406	139,868	(42,635)
Other long-term liabilities	(723)	(13)	(65)	(1,143)	(1,385)
Net cash provided by (used in) operating activities	484,228	(69,469)	121,833	91,998	(372,531)
Cash flows from investing activities:
Purchase of property, plant and equipment	(11,106)	(14,292)	(16,254)	(58,852)	(83,739)
Proceeds from sale of property, plant and equipment	34	14	11	70	14
Net cash used in investing activities	(11,072)	(14,278)	(16,243)	(58,782)	(83,725)
Cash flows from financing activities:
Proceeds from issuance of debt[10]	—	—	3,144	402,500	637,127
Payment of debt issuance costs	—	(438)	(197)	(12,761)	(19,736)
Repayment of debt	—	—	—	(140,990)	(191,390)

	Q4'24	Q3'24	Q4'23	2024	2023
Purchase of capped call options related to convertible notes	—	—	—	—	(54,522)
Proceeds from financing obligations	—	464	2,291	1,798	4,993
Repayment of financing obligations	(70,431)	(9,767)	(4,970)	(90,197)	(18,445)
Distributions and payments to noncontrolling interest	—	—	—	—	(2,265)
Proceeds from issuance of common stock	1,251	4,141	942	12,367	16,945
Payment of public share offering costs	—	—	—	—	(35)
Buyout of noncontrolling interest	—	—	—	—	(6,864)
Proceeds from issuance of redeemable convertible preferred stock	—	—	—	—	310,957
Payment of issuance costs related to redeemable convertible preferred stock	—	—	(22)	—	(395)
Dividend paid	—	—	—	(1,468)	—
Contributions from noncontrolling interest	—	—	—	3,958	6,979
Net cash provided by (used in) financing activities	(69,180)	(5,600)	1,188	175,207	683,349
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	(2,156)	694	704	(2,630)	(281)
Net increase (decrease) in cash, cash equivalents, and restricted cash	401,820	(88,653)	107,482	205,793	226,812
Cash, cash equivalents, and restricted cash:
Beginning of period	549,151	637,804	637,696	745,178	518,366
End of period	$950,971	$549,151	$745,178	$950,971	$745,178
1 Including changes in related party balances of $81.0 million, $1.4 million, and $14.2 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $168.5 million and $257.8 million for the years ended December 31, 2024, and 2023, respectively.
2 Including changes in related party balances of $0.1 million and $3.5 million for the three months ended September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $6.1 million and $6.9 million for the years ended December 31, 2024, and 2023, respectively. There were no associated changes in related party balances for the three months ended December 31, 2024.
3 Including changes in related party balances of $22.5 million for the three months ended December 31, 2023, and changes in related party balances of $0.9 million and $0.9 million for the years ended December 31, 2024, and 2023, respectively. There were no associated changes in related party balances for the three months ended December 31, 2024, and September 30, 2024.
4 Including changes in related party balances of $0.2 million, $0.2 million, and $7.6 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $1.0 million and $2.3 million for the years ended December 31, 2024, and 2023, respectively.
5 Including changes in related party balances of $0.3 million, $0.4 million, and $7.1 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $0.3 million and $9.1 million for the years ended December 31, 2024, and 2023, respectively.
6 Including changes in related party balances of $0.1 million for the three months ended December 31, 2023, and related party balances of $0.1 million and $0.1 million for the years ended December 31, 2024, and 2023, respectively. There were no associated changes in related party balances for the three months ended December 31, 2024, and September 30, 2024.
7 Including changes in related party balances of $1.4 million and $0.2 million for the three months ended December 31, 2024, and September 30, 2024, respectively, and changes in related party balances of $0.1 million and $1.3 million for the years ended December 31, 2024, and 2023, respectively. There were no associated related party balance for the three months ended December 31, 2023.
8 Including changes in related party balances of $3.6 million, $1.8 million, and $2.3 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $0.6 million and $3.4 million for the years ended December 31, 2024, and 2023, respectively.
9 Including changes in related party balances of $1.1 million, $0.5 million, and $2.7 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $3.8 million and $8.4 million for the years ended December 31, 2024, and 2023, respectively.

10 Including changes in related party balances of $0.5 million, $0.2 million, and $4.6 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and changes in related party balances of $0.6 million and $4.6 million for the years ended December 31, 2024, and 2023, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q4'24	Q3'24	Q4'23	2024	2023
GAAP revenue	$572,393	$330,399	$356,917	$1,473,856	$1,333,470
GAAP cost of sales	353,076	251,665	264,526	1,069,208	1,135,676
GAAP gross profit	219,317	78,734	92,391	404,648	197,794
Non-GAAP adjustments:
Stock-based compensation expense	4,877	3,778	2,693	16,579	17,504
Restructuring	54	90	2,695	(403)	3,420
Impairment of assets	—	—	—	—	123,700
Other	846	731	—	1,985	1,588
Non-GAAP gross profit	$225,094	$83,332	$97,779	$422,809	$344,006
GAAP gross margin %	38.3%	23.8%	25.9%	27.5%	14.8%
Non-GAAP adjustments	1.0%	1.4%	1.5%	1.2%	11.0%
Non-GAAP gross margin %	39.3%	25.2%	27.4%	28.7%	25.8%

	Q4'24	Q3'24	Q4'23	2024	2023
GAAP income (loss) from operations	$104,706	$(9,651)	$12,939	$22,909	$(208,907)
Non-GAAP adjustments:
Stock-based compensation expense	27,655	17,057	7,500	82,995	87,095
Restructuring	179	(70)	6,940	(434)	9,166
Impairment of assets	—	—	—	—	130,088
Other	882	768	34	2,132	1,739
Non-GAAP earnings from operations	$133,422	$8,104	$27,411	$107,602	$19,181
GAAP operating margin %	18.3%	(2.9)%	3.6%	1.6%	(15.7)%
Non-GAAP adjustments	5.0%	5.4%	4.1%	5.7%	17.1%
Non-GAAP operating margin %	23.3%	2.5%	7.7%	7.3%	1.4%

Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q4'24	Q3'24	Q4'23	2024	2023
Net (loss) income to Common Stockholders	$104,795	$(14,711)	$4,511	$(29,227)	$(302,116)
Non-GAAP adjustments:
Add back: Income (loss) attributable to noncontrolling interest	362	79	(394)	2,024	(5,821)
Stock-based compensation expense	27,655	17,057	7,500	82,995	87,095
Effects of Assets Buyout and Repowering	(15,971)	(4,991)	403	(20,975)	403
Loss on derivative liabilities	378	386	428	694	1,641
Restructuring	179	(70)	6,940	(434)	9,166
Loss on extinguishment of debt	—	—	—	27,182	4,288
Impairment of assets	—	—	—	—	130,088
Interest expense on SK loan commitment	—	—	—	—	52,792
Other	1,088	768	34	2,340	1,739
Adjusted Net Profit (Loss)	$118,486	$(1,481)	$19,421	$64,599	$(20,724)

Adjusted net earnings (loss) per share (EPS), Basic	$0.52	$(0.01)	$0.09	$0.28	$(0.10)
Adjusted net earnings (loss) per share (EPS), Diluted	$0.43	$(0.01)	$0.07	$0.28	$(0.10)
Weighted average shares outstanding attributable to common stockholders, Basic	228,728	227,957	224,204	227,365	212,681
Weighted-average shares outstanding attributable to common stockholders, Diluted	294,429	227,957	274,366	227,365	212,681

Reconciliation of GAAP Net Profit (loss) to Adjusted EBITDA
(unaudited)
(in thousands)

	Q4'24	Q3'24	Q4'23	2024	2023
Net (loss) income to Common Stockholders	$104,795	$(14,711)	$4,511	$(29,227)	$(302,116)
Add back: Income (loss) attributable to noncontrolling interest	362	79	(394)	2,024	(5,821)
Stock-based compensation expense	27,655	17,057	7,500	82,995	87,095
Effects of Assets Buyout and Repowering	(15,971)	(4,991)	403	(20,975)	403
Loss on derivative liabilities	378	386	428	694	1,641
Restructuring	179	(70)	6,940	(434)	9,166
Loss on extinguishment of debt	—	—	—	27,182	4,288
Impairment of assets	—	—	—	—	130,088
Interest expense on SK loan commitment	—	—	—	—	52,792
Other	1,088	768	34	2,340	1,739
Adjusted Net Profit (Loss)	118,486	(1,481)	19,421	64,599	(20,724)

Depreciation & amortization	13,893	13,240	12,349	53,048	62,609
Income tax provision	382	109	811	846	1,894
Interest expense, Other expense (income), net	14,555	9,476	7,179	42,158	38,012
Adjusted EBITDA	$147,316	$21,344	$39,760	$160,651	$81,791

Use of non-GAAP financial measures

To supplement Bloom Energy consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings), non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (loss) (non-GAAP earnings from operations) is operating income (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (loss) (non-GAAP net earnings) is net profit (loss) (net earnings).

•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net profit (loss) (net earnings).

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, impairment of assets, restructuring (expense reversals) charges, and other charges. Non-GAAP net profit (loss) (non-GAAP net earnings) and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding charges relating to income (loss) attributable to noncontrolling interest, charges relating to stock-based compensation expense, effects of assets buyout and repowering, loss on derivative liabilities, restructuring (expense reversals) charges, loss on debt extinguishment, impairment of assets, interest expense on SK loan commitment, and other charges. Adjusted EBITDA is defined as net profit (loss) before interest expense, provision for income tax, depreciation and amortization expense, income (loss) attributable to noncontrolling interest, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, impairment of assets, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Income (loss) attributable to noncontrolling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our legacy PPA entity and the joint venture in the Republic of Korea.
•Effects of Assets Buyout and Repowering consists of two components:
(i)    Net gain (loss) on failed sale-and-leaseback transactions as a result of termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback; and
(ii)    Selling profit on sales-type lease of $3.6 million as a result of derecognition of the old Energy Server systems, incurred as a result of the difference between the partial amount of $5.1 million customer deposit previously paid by the financier and the carrying amount of the old Energy Server systems determined at the time of the buyout of $1.5 million.
•Loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.

•Restructuring charges and reversals are represented by severance expense, facility closure costs, and other costs.
•Loss on debt extinguishment for the year ended December 31, 2024, related to the partial repurchase of the 2.5% Green Convertible Senior Notes due August 2025 and consisted of 22.6% premium upon partial repurchase of $26.0 million and $1.2 million of debt issuance cost write-off. Loss on extinguishment of debt for the year ended December 31, 2023, of $4.3 million consisted of: (1) $1.4 million recognized as a result of the repayment on August 24, 2023, of 3.04% Senior Secured Notes due June 2031 as part of our legacy PPA entity repowering, and represented in its entirety derecognition of debt issuance costs; and (2) $2.9 million effect of redemption on July 1, 2023 of 10.25% senior secured notes due March 2027 and consisted of 4% premium upon redemption of $2.3 million and $0.6 million of debt issuance cost write-off.
•Impairment of assets represents non-cash impairment charge on old Energy Server systems decommissioned upon repowering of our legacy PPA entity of $123.7 million and non-cash impairment charge on non-recoverable production insurance of $6.4 million.
•Interest expense on SK loan commitment recognized as a result of automatic conversion of 13.5 million shares of our Series B redeemable convertible preferred stock to shares of our Class A common stock.
•Other represents (1) site termination costs of $1.3 million, $0.7 million, and $0.2 million for the year ended December 31, 2024, three months ended September 30, 2024, and the three months ended December 31, 2024, respectively; (2) sales property tax of $1.6 million, $0.7 million, and $0.7 million for the years ended December 31, 2023, and 2024, and three months ended December 31, 2024, respectively; (3) loss on termination of lease agreement of $0.2 million for the three months ended December 31, 2024; and (4) immaterial amounts of quarterly amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit (Loss) before depreciation and amortization expense, provision for income tax, interest expense, other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS),” and “Reconciliation of GAAP Net Profit (Loss) to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings), and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.

•Income (loss) attributable to noncontrolling interest and loss on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net profit (loss) (non-GAAP net earnings), non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net profit (loss) (non-GAAP net earnings), non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.